UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 3, 2014


                                GROGENESIS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-168337              42-1771870
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

 H. 16/B, Adsulim, Benaulim, Goa, India                          403716
(Address of principal executive offices)                       (Zip Code)

    Registrant's telephone number, including area code 011-91-95-27-46-38-77

                              Lisboa Leisure, Inc.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 3, 2014, we appointed Joseph Fewer as one of our directors. There was no arrangement or understanding between our current directors and our officer, or any other person and Mr. Fewer pursuant to which he was appointed as a director. There is no material plan, contract or arrangement (whether or not written) to which Mr. Fewer is a party or in which he participates that was entered into in connection with his appointment.

Mr. Fewer currently acts as President of Hacienda Acres, a company focused on sustainable farming practices and the manufacture and sale of agricultural inputs. From 2011 to 2012 he, served as the Chief Operating Officer of Premier Equipment, a 10-store John Deere dealership located in Eastern. From 2005 to 2011, he served as President and CEO of AgraTurf Equipment Services, a 5-store John Deere dealership that merged to form Premier Equipment.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR.

We have amended our articles of incorporation in order to change our name from "Lisboa Leisure, Inc." to "GroGenesis, Inc." and to affect a forward split of our issued and outstanding shares of common stock such that every one share of common stock issued and outstanding prior to the split be exchanged for 25 post-split shares of common stock and that the Company's post-forward split authorized capital consist of 200,000,000 shares of common stock with a par value of $0.001. The name change and split are conditions precedent to our asset acquisition agreements with Joseph Fewer of Aylmer, Ontario and Steven Moseley of Paris, Tennessee whereby we agreed to purchase certain assets necessary for the operation of a plant growth surfactant manufacture and sales business.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROGENESIS, INC.


/s/ Maria Fernandes
-------------------------------
Maria Fernandes
President and CEO

Date: January 6, 2014

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